UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CUBIC CORPORATION
               (Exact name of registrant as specified in charter)


            Delaware                                        95-1678055
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                               9333 Balboa Avenue
                           San Diego, California 92123
                                 (619) 277-6780
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                Cubic Corporation Employees' Profit-Sharing Plan
                 Cubic Applications, Inc. 401(k) Retirement Plan
                              (Full Title of Plan)


                        William C. Stewart, Jr., Secretary
                                Cubic Corporation
                               9333 Balboa Avenue
                           San Diego, California 92123
                                 (619) 505-2276
           (name and address, including zip code and telephone number, including area code of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                     Proposed         Proposed
                                      Maximum          Maximum       Amount of
Title of Securities  Amount to be  Offering Price     Aggregate    Registration
To be Registered      Registered    Per Share(1)   Offering Price      Fee
-------------------  ------------  --------------  --------------  ------------
Interests under the
Plans                Indeterminate       N/A             N/A           N/A



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                                     PART II

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed by Cubic Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

1.   Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, and March 31, 1996, and June 30, 1996.

3. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8- A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of the filing of such documents.

     The Registrant will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to William C. Stewart, Jr., Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123.

Item 4.  Description of Securities.

Not  Applicable.

Item 5.  Interests of Names Experts and Counsel.

Not  Applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

The Registrant also maintains a policy of directors' and officers' liability insurance.

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Item 7.  Exemption From Registration Claimed.

Not  Applicable.

Item 8.  Exhibits.

Exhibit Nos.      Description of Exhibits
------------      -----------------------

5                 Opinion and Consent of Luce, Forward, Hamilton & Scripps, LLP
10.1              Cubic Corporation Employees' Profit-Sharing Plan
10.2              Cubic Applications, Inc. 401(k) Retirement Plan
23.1              Consent of Ernst & Young, LLP

Item 9.  Undertakings.

1.   The undersigned Registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii)     To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on the 31st day of October 1996.


                                          CUBIC CORPORATION


                                              /s/ WALTER J. ZABLE
                                          By: ----------------------------
                                              Walter J. Zable, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Name and Title                      Date
-------------------------     ---------------------------     -----------------


                              Walter J. Zable, President,
                              Chief Executive Officer, and
/s/ WALTER J. ZABLE           Chairman of the Board of
-------------------------     Directors                       October 31, 1996

                              William W. Boyle, Chief
                              Financial Officer, Vice
/s/ WILLIAM W. BOYLE          President of Finance and
-------------------------     Director                        October 31, 1996


/s/ THOMAS A. BAZ             Thomas A. Baz, Vice President
-------------------------     and Corporate Controller        October 31, 1996

                              Walter C. Zable, Vice
/s/ WALTER C. ZABLE           President and Vice Chairman
-------------------------     of the Board of Directors       October 31, 1996

/s/ JACKSON D. ARNOLD
-------------------------     Jackson D. Arnold, Director     October 31, 1996


/s/ RICHARD G. DUNCAN
-------------------------     Richard G. Duncan, Director     October 31, 1996


/s/ ROBERT T. MONAGAN
-------------------------     Robert T. Monagan, Director     October 31, 1996


/s/ RAYMOND G. PEET
-------------------------     Raymond G. Peet, Director       October 31, 1996


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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                CUBIC CORPORATION


                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

5              Opinion and consent of Luce, Forward, Hamilton & Scripps LLP
10.1           Cubic Corporation Employees' Profit Sharing Plan
10.2           Cubic Applications, Inc. 401(k) Retirement Plan
23.1           Consent of Independent Accountants, Ernst & Young, LLP




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